                                                                   EXHIBIT 10.21

              FIRST AMENDMENT TO MAINTENANCE AND SUPPORT AGREEMENT

      This First Amendment to Maintenance and Support Agreement ("Amendment") is entered into as of February 1, 2002 on this 28th day of February, 2002, by and among VerticalNet, Inc., ("VNI"), VerticalNet Enterprises LLC d/b/a VerticalNet Solutions ("VNE"; and collectively with VNI, "Vert"), and Converge, Inc., a Delaware corporation ("Converge").

                                   BACKGROUND

A. VNI, VNE and Converge entered into a Maintenance and Support Agreement dated as of October 1, 2001 (the "M&S Agreement").

B. VNI, VNE and Converge desire to amend the M&S Agreement effective as of February 1, 2002.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. MINIMUM FEE DURING INITIAL TERM. Effective as of February 1, 2002, Section
4.1 of the M&S Agreement is hereby amended and restated in its entirety as follows:

            "4.1 Minimum Fee During Initial Term. Converge shall pay to VNE a minimum fee of Three Million Dollars ($3,000,000) for VNE's provision of the Services during the balance of the Initial Term from February 1, 2002 through December 31, 2003 (the "Initial Term Minimum Fee"). Converge shall pay the Initial Term Minimum Fee to VNE in 11 equal monthly installments of Two Hundred Seventy-Two Thousand Seven Hundred and Twenty-Seven Dollars and 27 Cents ($272,727.27) (each, a "Monthly Installment"). Converge shall pay such Monthly Installments to Vert no later than the first day of each month during the period from February, 2002 through December, 2002. All such Monthly Installments are non-refundable."

Vert acknowledges its receipt prior to the execution and delivery of this Amendment by the parties of a payment by Converge in the amount of $250,000, being a partial payment of the $272,727.27 installment due by Converge under the above amended and restated Section 4.1 for February, 2002.

All payments made by Converge to Vert under Section 4.1 of the M&S Agreement prior to February 1, 2002 are non-refundable and shall not be credited against any of the payments owing by Converge under the above amended and restated
Section 4.1.

2. MODIFICATION OF SECTION 4.3. Effective as of February 1, 2002, Section 4.3 of the M&S Agreement is hereby amended and restated in its entirety as follows:


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            "4.3 Application of Quarterly Allocation; Out-Of-Scope Services.
            Subject to Converge's payment of all Monthly Installments owing by Converge under Section 4.1 and Section 4.2 (if applicable), for each quarter during the balance of the Initial Term from February 1, 2002 through December 31, 2003 and for each quarter during any Renewal Term (if applicable), Converge shall be entitled to receive Services in an amount equal to the Quarterly Allocation; provided, however, that if Converge fails to pay any Monthly Installment when due (subject to the cure period in Section 9.2(c)), VNE shall not be required to provide Services during the remaining portion of the applicable quarter or any subsequent quarter until all past due payments have been made by Converge to Vert. Should Converge request and VNE provide any Services that would cause VNE to exceed the Quarterly Allocation for any quarter, then Converge shall pay VNE's then-current time charges, or such other charges as the parties may otherwise agree in any Final SOW ("Out-Of-Scope Services"), for such Out-Of-Scope Services. VNE shall use commercially reasonable efforts to inform Converge that any Services requested by Converge would be Out-Of-Scope Services prior to VNE's performance of such Services. Converge shall not be required to pay for and VNS shall not be required to perform any such Services that have not been approved in a Work Plan or Final SOW, or otherwise approved by Converge in writing."

3. EXTENSION OF INITIAL TERM. Effective as of February 1, 2002, Section 9.1 of the M&S Agreement is hereby amended by deleting the date "March 31, 2003" in the first sentence thereof and inserting the date "December 31, 2003" in its place.

4. ADJUSTMENT OF QUARTERLY ALLOCATION. Effective as of February 1, 2002, Exhibit C to the M&S Agreement, which specifies the Quarterly Allocation of Services being made available by Vert to Converge under the M&S Agreement, is hereby amended and restated in its entirety in the form attached to this Amendment as Exhibit C.

5. SECURITY INTEREST. In consideration for the execution and delivery of this Amendment by VNI and VNE, Converge has, pursuant to a Security Agreement dated as of February 28, 2002 (the "Security Agreement"), granted to Vert a lien upon and security interest in certain Collateral (as defined in the Security Agreement) in order to secure the timely payment of all amounts owing by Converge to Vert under the M&S Agreement, as amended by this Amendment.

6. GOVERNING LAW. This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania as applied to agreements entered into and to be performed entirely within Pennsylvania between Pennsylvania residents, excluding its conflicts of law provisions.

7. RATIFICATION. Except as specifically modified by this Amendment, all of the provisions of the M&S Agreement are hereby ratified and confirmed to be in full force and effect.


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

8. BINDING EFFECT. This Amendment shall be binding upon, and shall inure to the benefit of, VNI, VNE and Converge and their respective successors and permitted assigns.

9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any one or more counterparts hereof, individually or taken together, bear the signatures of authorized representatives of each of VNI, VNE and Converge. For the purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, shall be deemed an original.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the date first written above in this Agreement.

VerticalNet, Inc.                            Converge, Inc.

By:__________________________________        By:________________________________

_____________________________________        ___________________________________
(Print Name)                                 (Print Name)

Title:_______________________________        Title:_____________________________


VerticalNet Enterprises LLC

By:__________________________________

_____________________________________
(Print Name)

Title:_______________________________


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

                                    EXHIBIT C
                 QUARTERLY ALLOCATION AND VNE SUPPORT PERSONNEL

VERTICAL NET               TITLE         PERCENTAGE          ESTIMATED        ESTIMATED        ESTIMATED
TEAM MEMBER                               OF TIME            HOURS PER        NUMBER OF       TOTAL HOURS
                                                               WEEK             WEEKS
Kelley Nelson            Programmer        100%                 40               12               480
                         Analyst                                                                  ---
                         TOTAL                                                                    480
                         HOURS                                                                    ===

Upon notice (via e-mail or in some other reasonable fashion not necessarily in accordance with the express notice provisions of this Agreement) to and in consultation with the Converge Project Manager, VNE shall be entitled to replace (or substitute temporarily for) the VNE Service Personnel identified above. Any replacement personnel shall be reasonably qualified to perform the Services they are to perform under this Agreement, and VNE will use reasonable efforts to maintain continuity of assignment with respect to the VNE personnel assigned to provide essential Services.


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